EXECUTION VERSION

EXHIBIT 10.01

SECOND AMENDMENT
TO
REVOLVING CREDIT AGREEMENT
dated as of
June 17, 2015
among

NUSTAR GP HOLDINGS, LLC,

RIVERWALK HOLDINGS, LLC,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

LEGAL_US_W # 81880892.3

SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”) dated as of June 17, 2015, is among NUSTAR GP HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”); RIVERWALK HOLDINGS, LLC, a Delaware limited liability company (the “Guarantor”); JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and the undersigned Lenders.
R E C I T A L S
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain 364-Day Revolving Credit Agreement dated as of June 28, 2013 (as amended by that certain First Amendment to 364-Day Credit Agreement dated as of June 17, 2014, the “Credit Agreement”), pursuant to which the Lenders have made certain extensions of credit available to the Borrower.
B.    The Borrower has requested and the Lenders have agreed to amend certain provisions of the Credit Agreement.
C.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all references to Sections, Exhibits and Schedules in this Amendment refer to Sections, Exhibits and Schedules of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendments to Section 1.01.
(a)    The definitions of “Designated Persons,” “Executive Order,” “NPOP Indenture,” “OFAC,” “Sanctions Law and Regulations,” “SDN,” “U.S. Tax Certificate” and “Withholding Agent” are hereby deleted.
(b)    The following definitions are hereby amended and restated in their entirety to read as follows:
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party

LEGAL_US_W # 81880892.3

to this Agreement, of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.15(f), and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Go-Zone Bond Indentures” means, collectively: (a) the Indenture of Trust dated as of June 1, 2008 between Parish of St. James, State of Louisiana and U.S. Bank National Association, as Trustee; (b) the Indenture of Trust dated as of July 1, 2010 between Parish of St. James, State of Louisiana and U.S. Bank National Association, as Trustee; (c) the Indenture of Trust dated as of October 1, 2010 between Parish of St. James, State of Louisiana and U.S. Bank National Association,

as Trustee; (d) the Indenture of Trust dated as of December 1, 2010 between Parish of St. James, State of Louisiana and U.S. Bank National Association, as Trustee; (e) the Indenture of Trust dated as of August 1, 2011 between Parish of St. James, State of Louisiana and U.S. Bank National Association, as Trustee; and (f) any other indenture of trust on the same or substantially the same terms as those contained in the indentures described in the foregoing clauses (a) through (e), provided that the Go-Zone Bonds issued thereunder are for the purpose of financing the acquisition or construction of nonresidential real property to be located in the geographical limits of the Gulf Opportunity Zone as provided in the Gulf Opportunity Zone Act of 2005.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.
“Indentures” means the NuStar Logistics Indenture.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Maturity Date” means June 27, 2016.
“NuStar Logistics Credit Agreement” means that certain Amended and Restated 5-Year Revolving Credit Agreement dated as of October 29, 2014 among NuStar Logistics, the MLP, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other agents party thereto, as amended by the First Amendment to Amended and Restated 5-Year Revolving Credit Agreement dated as of March 19, 2015, and as the same may from time to time be further amended, modified, supplemented or restated.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
(c)    The definition of “Consolidated Debt Coverage Ratio” is hereby amended by deleting the phrase “and the corresponding portion of any outstanding letters of credit providing credit support therefore” from such definition.
(d)    The definition of “Federal Funds Effective Rate” is hereby amended by deleting “.” at the end of such definition and replacing such deletion with “provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”
(e)    The definition of “Governmental Authority” is hereby amended by adding the following parenthetical prior to the period at the end of such definition:
(including any supra-national bodies such as the European Union or the European Central Bank)

(f)    The definition of “Indebtedness” is hereby amended by amending and restating clause (l) thereof in its entirety to read as follows: “(l) all Securitization Obligations”
(g)    The definition of “Material Project EBITDA Adjustments” is hereby amended by adding the word “unless” after “Material Project” and prior to “the Borrower shall have delivered” in the second sentence of such definition.
(h)    The definition of “NuStar Logistics Indenture” is hereby amended by deleting the phrase “and a Sixth Supplemental Indenture thereto dated as of February 2, 2012” and replacing such phrase with “a Sixth Supplemental Indenture thereto dated as of February 2, 2012 and a Seventh Supplemental Indenture thereto dated as of August 19, 2013”.
(i)    Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order as follows
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits taxes.
“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.”

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“IRS” means the United States Internal Revenue Service.
“LIBO Screen Rate” has the meaning assigned to it in the definition of “LIBO Rate.”
“Loan Party” means the Borrower and the Guarantor.
“Sanctioned Country” means, at any time, a country or territory which is itself, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealing with such country, territory or government (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce), or by the United Nations Security Council, the European Union or any EU member state, or Her Majesty’s Treasury, (b) any Person located, operating, organized or resident in a Sanctioned Country or (c) any Person directly or indirectly owned or controlled by any such Person or Persons.
“Sanctions” means economic or financial sanctions or trade embargoes or restricted measures imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Securitization Obligations” has the meaning given such term in the definition of Securitization Transaction.
“Securitization Transaction” means any transaction in which the MLP or a subsidiary sells or otherwise transfers accounts receivable or other rights to payment (whether existing or arising in the future) and assets related thereto (a) to one or more purchasers or (b) to a special purpose entity that (i) borrows under a loan secured by or issues securities payable from such accounts receivable or other rights to payment (or undivided interests therein) and related assets or (ii) sells or otherwise transfers such accounts receivable or other rights to payment (or undivided interests therein) and related assets to one or more purchasers, whether or not amounts received in connection with the sale or other transfer of such accounts receivable or other rights to payment and related assets to an entity referred to in clause (a) or (b) above would under GAAP be accounted for as liabilities on a consolidated balance sheet of the MLP. The amount of any Securitization Transaction (“Securitization Obligations”) shall be deemed at any time to be (1) the aggregate outstanding principal or stated amount of the borrowings or securities in connection with the transactions referred to in clause (b)(i) of the preceding sentence; (2) the outstanding amount of capital invested in or unrecovered outstanding purchase price paid in connection with a transaction referred to in clause (b)(ii) of the preceding sentence; or (3) if there shall be no such principal or stated amount or outstanding capital invested or unrecovered purchase price, the uncollected amount of the accounts receivable transferred to such purchaser(s) pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible and any discount in the purchase price thereof.
2.2    Amendment to Section 2.04(a). Section 2.04(a) is hereby amended by adding the following sentence to the end of such Section 2.04(a):
Notwithstanding anything herein to the contrary, the Issuing Bank shall not have any obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.
2.3    Amendment to Section 2.13. Section 2.13 is hereby amended as follows:
(a)    Section 2.13(a) is hereby amended and restated in its entirety to read as follows:
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or
(ii)    impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing

Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Section 2.13(b) is hereby amended by adding the phrase “and liquidity” immediately after the words “capital adequacy” at the end of the parenthetical in Section 2.13(b).
2.4    Amendment to Section 2.15.    Section 2.15 is hereby amended and restated in its entirety to read as follows:
Section 2.15     Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower.  The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)    Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.15, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such

Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the

Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Non-Grandfathered Treatment. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(i)    Survival. Each party's obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(j)    Defined Terms. For purposes of this Section 2.15, the term “Lender” includes the Issuing Bank and the term "applicable law" includes FATCA.

2.5    Amendments to Section 2.17.    Section 2.17 is hereby amended as follows:
(a)    Section 2.17(a) is hereby amended by deleting the phrase “pay any additional amount” therein and replacing such phrase with “pay any Indemnified Taxes or additional amounts”.

(b)    Section 2.17(b) is hereby amended by (i) deleting the phrase “pay any additional amount” therein and replacing such phrase with “pay any Indemnified Taxes or additional amounts” and (ii) deleting the phrase “all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations” therein and replacing such phrase with “all its interests, rights (other than its existing rights to payment pursuant to Section 2.13 or Section 2.15) and obligations under this Agreement to an assignee that shall assume such obligations”.

2.6    Amendments to Section 3.04. Section 3.04 is hereby amended as follows:
(a)    Section 3.04(a) is hereby amended by (i) deleting the reference to “December 31, 2012” therein and replacing such reference with “December 31, 2014” and (ii) deleting the reference to “March 31, 2013” therein and replacing such reference with “March 31, 2015”.
(b)    Section 3.04(b) is hereby amended by deleting the reference to “December 31, 2012” therein and replacing such reference with “December 31, 2014”.
2.7    Amendment to Section 3.14. Section 3.14 is hereby amended by deleting the phrase “; and the organizational identification number of the Guarantor in its jurisdiction of organization is Delaware” therein and replacing such phrase with “; and the organizational identification number of the Guarantor in its jurisdiction of organization is 4099795”.
2.8    Amendment to Section 3.15. Section 3.15 is hereby amended and restated in its entirety to read as follows:
Section 3.15    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its subsidiaries and their respective officers and employees, and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower or any of its subsidiaries, or to the knowledge of the Borrower or such subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any of its subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate Anti-Corruption Laws or applicable Sanctions.
2.9    Amendment to Section 5.07. Section 5.07 is hereby amended by adding the following sentence to the end of such Section 5.07:
The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

2.10    Amendment to Section 5.08. Section 5.08 is hereby amended by adding the following sentence to the end of such Section 5.08:
The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its subsidiaries and its or their respective directors, officers, employees and agents shall not use, directly or indirectly, the proceeds of any Borrowing or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, other Affiliate, joint venture partner or other Person, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

2.11    Amendment to Section 5.10.    Section 5.10 is hereby deleted in its entirety.
2.12    Amendment to Section 6.11(b). Section 6.11(b) is hereby amended by deleting the reference to “$12,500,000” therein and replacing such reference with “$16,000,000.”
2.13    Amendment to Section 9.01(a)(i). Section 9.01(a)(i) is hereby amended by deleting the parenthetical “(Telecopy No. (210) 918-5055)” therein and replacing such parenthetical with “(Telecopy No. (210) 918-5596)”.
2.14    Amendment to Section 9.04(b)(i)(A). Section 9.04(b)(i)(A) is hereby amended and restated in its entirety to read as follows:
(A)    the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

2.15    Amendment to Section 9.04(c). Section 9.04(c) is hereby amended and restated in its entirety to read as follows:
(c)    Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.13, Section 2.14, Section 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(f) (it being understood that the documentation required under Section 2.15(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.17 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.13 or Section 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
2.16    Amendment and Restatement of Exhibit C. Exhibit C is hereby amended and restated in its entirety to read as set forth in Exhibit A attached to this Amendment.
2.17    Amendment and Restatement of Schedule 2.01. Schedule 2.01 is hereby amended and restated in its entirety to read as set forth on Schedule 1 attached to this Amendment.
2.18    Amendment and Restatement of Schedule 3.06. Schedule 3.06 is hereby amended and restated in its entirety to read as set forth on Schedule 2 attached to this Amendment.
Section 3.    Conditions Precedent. This Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02 of the Credit Agreement) (the “Effective Date”):
3.1    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable, if any, in connection with this Amendment on or prior to the Effective Date.

3.2    The Administrative Agent shall have received from each Lender and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Persons.
3.3    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Amy Perry, in-house counsel of the Borrower, providing the opinions substantially in the form set forth in Exhibit B to the Credit Agreement, and each such opinion covering such other matters relating to the Borrower, the Guarantor, this Amendment and the Credit Agreement, as amended by this Amendment, or the transactions contemplated thereby as the Lenders shall reasonably request. The Borrower hereby requests each such counsel to deliver its applicable opinion to the Administrative Agent and the Lenders.
3.4    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the Guarantor, the authorization of this Amendment and the transactions contemplated hereby, and any other legal matters relating to the Borrower, the Guarantor, this Amendment and the Credit Agreement, as amended by the Amendment, or the transactions contemplated thereby, all in form and substance satisfactory to the Administrative Agent and its counsel.
3.5    The Administrative Agent shall have received evidence satisfactory to it of any necessary shareholder, corporate, limited liability company, and partnership approvals as to authority, enforceability and compliance with law in connection with the Amendment and the transactions contemplated hereby.
3.6    The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.
3.7    No Default shall have occurred and be continuing, after giving effect to the terms of this Amendment.
Section 4.    Miscellaneous.
4.1    Confirmation. The provisions of the Credit Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment.
4.2    Ratification and Affirmation; Representations and Warranties. Each of the Borrower and the Guarantor hereby: (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, after giving effect to the amendments contained herein; (c) agrees that from and after the Effective Date each reference to the Credit Agreement in the Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment; (d) confirms that the existing security interests granted by it in favor of the Administrative Agent and the Lenders pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement, as amended by this Amendment, as and to the extent provided in the Loan Documents; and (e) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, unless such representations and warranties are stated to relate to a specific earlier date, in which case, such representations and warranties shall continue to be true and correct as of such earlier date and (ii) no Default has occurred and is continuing.

4.3    Loan Document. This Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
4.4    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.
4.5    NO ORAL AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
4.6    GOVERNING LAW. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

NUSTAR GP HOLDINGS, LLC, as Borrower

By    __/s/ Thomas R. Shoaf_______________________
Thomas R. Shoaf
Executive Vice President and Chief Financial
    Officer

RIVERWALK HOLDINGS, LLC, as Guarantor

By    __/s/ Thomas R. Shoaf_______________________
Thomas R. Shoaf
Executive Vice President and Chief Financial
    Officer

Signature Page to Second Amendment to
Revolving Credit Agreement

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent and Issuing Bank

By    /s/ Muhammad Hasan______________________
Name: Muhammad Hasan
Title: Vice President

Signature Page to Second Amendment to
Revolving Credit Agreement

SUNTRUST BANK, individually
and as Syndication Agent

By    /s/ Carmen Malizia_____________________
Name: Carmen Malizia
Title: Director

Signature Page to Second Amendment to
Revolving Credit Agreement

MIZUHO BANK, LTD.

By    /s/ David Lim__________________________
Name: David Lim
Title: Authorized Signatory

Signature Page to Second Amendment to
Revolving Credit Agreement

CITIBANK, N.A.

By    /s/ Robert Malleck______________________
Name: Robert Malleck
Title: Vice President

Signature Page to Second Amendment to
Revolving Credit Agreement

FROST BANK

By    /s/ Sarah Cernosek_________________________
Name: Sarah Cernosek
Title: Vice President

Signature Page to Second Amendment to
Revolving Credit Agreement

Exhibit A

EXHIBIT C-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Credit Agreement dated as of June 28, 2013 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among NuStar GP Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto.
Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:_________________________________________
Name:
Title:
Date: ________ __, 20[ ]

Exhibit A-1

Exhibit A

EXHIBIT C-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Credit Agreement dated as of June 28, 2013 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among NuStar GP Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto.
Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:___________________________________________
Name:
Title:
Date: ________ __, 20[ ]

Exhibit A-2

Exhibit A

EXHIBIT C-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Credit Agreement dated as of June 28, 2013 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among NuStar GP Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto.
Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:__________________________________________
Name:
Title:
Date: ________ __, 20[ ]

Exhibit A-3

Exhibit A

EXHIBIT C-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Credit Agreement dated as of June 28, 2013 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among NuStar GP Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto.
Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:__________________________________________
Name:
Title:
Date: ________ __, 20[ ]

Exhibit A-4

Schedule 1

SCHEDULE 2.01
COMMITMENTS

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A.	$10,000,000
SunTrust Bank	$10,000,000
Mizuho Bank, Ltd.	$10,000,000
Citibank, N.A.	$10,000,000
Frost Bank	$10,000,000
Total	$50,000,000

Schedule 2.01

Schedule 2

SCHEDULE 3.06
DISCLOSED MATTERS

All actions, suits, proceedings, claims and Environmental Liabilities arising out of or related to the refined product terminal in Portland, Oregon located adjacent to the Portland Harbor, as described in NuStar Energy L.P.’s Annual Report on Form 10-K for the year ended December 31, 2014.
Any other actions, suits, proceedings, claims and investigations described in NuStar Energy L.P.’s Annual Report on Form 10-K for the year ended December 31, 2014.

Schedule 3.06